The unaudited pro forma condensed consolidated balance sheet has been derived from the historical balance sheet as of December 24, 2006 and has been prepared to reflect the sale of Miami Subs Corporation (“MSC”) as if it occurred on December 24, 2006. The unaudited pro forma condensed consolidated statements of earnings has been derived from the historical statements of earnings for the periods presented and reflects the results of operations of the Registrant for the year ended March 26, 2006 and for the nine months ended December 24, 2006 as if the sale occurred at the beginning of each of the respective periods presented.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the Registrant’s consolidated financial position or results of operations in future periods or the results that actually would have been realized if the sale occurred during the specified periods. The pro forma adjustments are based on available financial information and certain estimates and assumptions, which management believes are reasonable, set forth in the accompanying notes. The unaudited pro forma condensed consolidated financial statements, including the notes thereto should be read in conjunction with, historical consolidated financial statements and the related notes thereto of the Registrant included in its Form 10-K for the year ended March 26, 2006 and its Form 10-Q the quarterly period ended December 24, 2006 which are on file with the SEC.

The following unaudited pro forma condensed consolidated balance sheet represents the historical December 24, 2006 balance sheet adjusted to reflect the sale of MSC, pursuant to the Stock Purchase Agreement, as if such transaction had taken place on December 24, 2006:

NATHAN'S FAMOUS, INC. and SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 24, 2006
(In thousands)

ASSETS

		Pro Forma
	As reported	Adjustments		Pro Forma
Current assets:

Cash and cash equivalents	$5,538	$(821)	(a)	$5,567
		850	(b)
Marketable securities	21,336			21,336
Notes and receivables, net	4,631	(474)	(a)	4,593
		436	(b)
Inventory	528			528
Assets held for sale	48			48
Prepaid expenses and other current assets	681	(5)	(a)	676
Deferred income taxes	1,312	(305)	(a)	1,007
Total current assets	34,074	(319)		33,755

Notes receivable	110	(110)	(a)	1,964
		1,964	(b)
Property and equipment, net	4,285	(51)	(a)	4,234
Goodwill	95			95
Intangible assets, net	3,694	(1,904)	(a)	1,790
Deferred income taxes	1,318	(657)	(a)	661
Other assets, net	226	(47)	(a)	179
	9,728	(805)		8,923

	$43,802	$(1,124)		$42,678

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,235	$(112)	(a)	$2,123
Accrued expenses and other current liabilities	5,832	(2,206)	(a)	4,268
		43	(c)
		599	(d)
Deferred franchise fees	399			399
Total current liabilities	8,466	(1,676)		6,790

Other liabilities	1,473	(469)	(a)	1,004
Total liabilities	9,939	(2,145)		7,794

Stockholders' equity:
Common stock	78			78

Additional paid in capital	45,046			45,046
Deferred compensation	(154)			(154)
Accumulated deficit	(3,896)	1,021	(d)	(2,875)
Accumulated other comprehensive loss	(53)			(53)
Treasury stock	(7,158)			(7,158)
Total stockholders' equity	33,863	1,021		34,884

	$43,802	$(1,124)		$42,678

(a)	Reflects the elimination of the assets and liabilities of MSC that were sold as part of this transaction.

(b)	Reflects cash consideration of $850 and a secured promissory of $2,400 payable in four years, interest only for four months with interest at 8% per annum.

(c)	Reflects legal fees of approximately $43 incurred as a result of this transaction.

(d)
Reflects estimated gain on sale, net of legal fees, of $1,620 or $1,021 after income taxes as if the sale occurred on December 24, 2006. Income taxes have been estimated at 37%, representing the expected income tax rate on this transaction. The estimated gain has been calculated as follows:

Purchase Price	$3,250
Less: net assets acquired	(1,587)
Less: legal fees	(43)
Less: estimated taxes	(599)
$1,021

The following unaudited pro forma condensed statement of earnings for the thirty-nine weeks ended December 24, 2006, represents the results of operations as if the sale of MSC occurred on March 26, 2006.

NATHAN'S FAMOUS, INC. and SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE THIRTY-NINE WEEKS ENDED DECEMBER 24, 2006
(In thousands, except per share amounts)

			Other
		Pro Forma	Pro Forma
	As Reported	Adjustments (a)	Adjustments		Pro Forma

Sales	$27,086				$27,086
Franchise fees and royalties	5,200	$(1,710)	$65	(b)	3,555
License royalties	2,927				2,927
Interest and other income	649	(145)	141	(c)	645
Total revenues	35,862	(1,855)	206		34,213

Costs and expenses:
Cost of sales	19,212				19,212
Restaurant operating expenses	2,418				2,418
Depreciation and amortization	585	(21)			564
Amortization of intangible assets	197	(171)			26
General and administrative expenses	6,984	(1,056)	94	(d)	6,022
Interest expense	1	(1)			0
Other expense	35	(35)			0
Total costs and expenses	29,432	(1,284)	94		28,242
Income from continuing operations before provision for income taxes	6,430	(571)	112		5,971
Provision for Income taxes	2,448	(217)	43		2,273
Income from continuing operations	$3,982	$(354)	$69		$3,698

PER SHARE INFORMATION
Basic income per share
Income from continuing operations	$0.69				$0.64

Diluted income per share
Income from continuing operations	$0.63				$0.59

Weighted average shares used in computing income per share
Basic	5,799				5,799
Diluted	6,311				6,311

(a)	Reflects the elimination of the revenues and expenses of MSC that would no longer be part of the Company.

(b)
Reflects additional royalties pursuant to the co-branding provisions of the Stock Purchase Agreement. MSC has retained the right to sell Nathan’s, Arthur Treacher’s and Kenny Rogers Roasters Products pursuant to such agreement.

(c)	Represents interest income on the promissory note entered into in connection with the sale.

(d)
Represents additional personnel expenses and other charges of MSC employees that will join Nathan’s and for ongoing purchasing and accounting services to be provided. The former President of MSC, who prior to the sale, provided services on behalf of both MSC and Nathan’s, will join Nathan’s on a full-time basis. We agreed to share the cost of purchasing services previously provided by MSC employees and entered into an agreement for Nathan’s to provide certain accounting services for up to six months pursuant to the terms of the Stock Purchase Agreement.

The following unaudited pro forma condensed statement of earnings for the fifty-two weeks ended March 26, 2006, represents the results of operations as if the sale of MSC occurred on March 27, 2005.

NATHAN'S FAMOUS, INC. and SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE FIFTY-TWO WEEKS ENDED MARCH 26, 2006
(In thousands, except per share amounts)

			Other
		Pro Forma	Pro Forma
	As Reported	Adjustments (a)	Adjustments		Pro Forma

Sales	$29,785				$29,785
Franchise fees and royalties	6,799	$(2,392)	$87	(b)	4,494
License royalties	3,569				3,569
Interest and other income	1,207	(684)	183	(c)	706
Total revenues	41,360	(3,076)	270		38,554

Costs and expenses:
Cost of sales	22,225				22,225
Restaurant operating expenses	3,180				3,180
Depreciation and amortization	812	(37)			775
Amortization of intangible assets	262	(228)			34
General and administrative expenses	8,552	(1,350)	128	(d)	7,330
Interest expense	31	(31)			0
Total costs and expenses	35,062	(1,646)	128		33,544
Income from continuing operations before provision for income taxes	6,298	(1,430)	142		5,010
Provision for Income taxes	2,353	(534)	53		1,872
Income from continuing operations	$3,945	$(896)	$89		$3,138

PER SHARE INFORMATION
Basic income per share
Income from continuing operations	$0.71				$0.56

Diluted income per share
Income from continuing operations	$0.60				$0.48

Weighted average shares used in computing income per share
Basic	5,584				5,584
Diluted	6,546				6,546

(a)	Reflects the elimination of the revenues and expenses of MSC that would no longer be part of the Company.

(b)
Reflects additional royalties pursuant to the co-branding provisions of the Stock Purchase Agreement. MSC has retained the right to sell Nathan’s, Arthur Treacher’s and Kenny Rogers Roasters Products pursuant to such agreement.

(c)	Represents interest income on the promissory note entered into in connection with the sale.

(d)
Represents additional personnel expenses and other charges of MSC employees that will join Nathan’s and for ongoing purchasing and accounting services to be provided. The former President of MSC, who prior to the sale, provided services on behalf of both MSC and Nathan’s, will join Nathan’s on a full-time basis. We agreed to share the cost of purchasing services previously provided by MSC employees and entered into an agreement for Nathan’s to provide certain accounting services for up to six months pursuant to the terms of the Stock Purchase Agreement.